SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

September 30, 2014

Date of Report

(Date of Earliest Event Reported)

SUNSTOCK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54830	46-1856372
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Vista Creek Circle

Sacramento, California 95835

(Address of principal executive offices) (zip code)

916-860-9622

(Registrant's telephone number, including area code)

ITEM 4.01 Changes in Registrants Certifying Accountant

On October 1, 2014, the Board of Directors of Sunstock, Inc. (the "Company") accepted the resignation of its independent registered public accounting firm, Anton & Chia, LLP (“Anton & Chia”).

The reports of Anton & Chia, LLP on the Company's financial statements for the period July 23, 2012 (inception) to December 31, 2012 and year ended December 31, 2013, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the reports, contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern as described under Item 304(a)(1)(ii) of Item 304 of Regulation S-K.

The unaudited financial statements as of and for the period July 23, 2012 (inception) through June 30, 2014 contains a note as to the Company's ability to continue as a going concern. The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

In connection with the audits of the Company's financial statements for the period from July 23, 2012 (inception) to June 30, 2014 (inception) through the date of resignation, September 30, 2014, there were no disagreements with the former accountants, Anton & Chia, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Registrant has provided Anton & Chia with a copy of this disclosure and has requested that they furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Anton & Chia addressed to the U.S. Securities and Exchange Commission is filed as an Exhibit 16.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 EXHIBITS

Exhibit
Number	Description

16.1	Letter from Anton & Chia, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNSTOCK, INC.

Dated: October 13, 2014	By:	/s/ Jason C. Chang
Jason C. Chang
President, Chief Financial Officer for the period covered by this Report